UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  December 15, 2011

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SERP AMENDMENTS

On June 24, 2010, the Human Resources Committee (the “Committee”) of the Board of Directors of AT&T Inc. (“AT&T”) amended AT&T’s 2005 Supplemental Employee Retirement Plan (the “SERP”) with respect to the SERP benefit for AT&T’s Chief Executive Officer, Randall Stephenson (the “June Amendment”). As a result of the June Amendment, (1) Mr. Stephenson’s compensation for purposes of calculating his SERP benefit was frozen as of June 30, 2010, (2) Mr. Stephenson’s age and service for purposes of calculating his SERP benefit will be frozen as of December 31, 2012, and (3) interest will accrue on the discounted present value of Mr. Stephenson’s frozen SERP benefit during his employment, beginning January 1, 2013.  The June Amendment included a determination that the interest rate applicable to Mr. Stephenson’s benefit will also be the discount rate used to convert Mr. Stephenson’s frozen SERP benefit to a lump sum as well as the rate used to convert the lump sum amount to the form of distribution elected by Mr. Stephenson, and the Committee determined to set the actual interest rate at a later meeting.

At its meeting on December 15, 2011, the Committee set the interest and discount rate for Mr. Stephenson’s SERP at 5.8% and made other clarifying changes to the SERP.  The 5.8% rate is the same rate that applies to any other SERP participant who becomes eligible for a distribution during calendar year 2012.

EQUITY RETENTION AND HEDGING POLICY

Also, on December 15, 2011, the Committee approved the AT&T Inc. Equity Retention and Hedging Policy (the “Policy”).  Pursuant to the policy, AT&T’s executive officers must retain 25% (after taxes and exercise costs) of AT&T stock received under an incentive, equity, or option award granted after January 1, 2012, until one year after termination of employment with AT&T.  The Policy also prohibits executive officers from hedging AT&T stock and restates existing stock ownership guidelines.

*     *     *

The foregoing descriptions of the SERP and the Policy do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the SERP and the Policy, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibits
10.1	AT&T 2005 Supplemental Employee Retirement Plan, as amended and restated December 15, 2011.
10.2	AT&T Inc. Equity Retention and Hedging Policy.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: December 16, 2011	By: /s/ Ann Effinger Meuleman Ann Effinger Meuleman Senior Vice President and Secretary